UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2011

Commission File Number: 00025940

Glowpoint, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0312442 (IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2011, Glowpoint, Inc. (the "Company") entered into a Purchase Agreement (the "Agreement") with Avaya Inc. ("Avaya").

In connection with the Agreement, the Company has agreed to purchase certain assets that Avaya had previously used in its "Managed Service for Video" offering (the "Equipment") in exchange for shares of the Company's common stock having an aggregate value of $1,651,433.68. The final number of shares will be calculated using the 30-day trailing volume-weighted average price for the common stock on the day immediately prior to closing. The Company shall have 15 days in order to test and accept the Equipment, and any Equipment not acceptable to the Company will be returned and the purchase price adjusted accordingly. The closing is expected to occur upon completion of the Equipment test period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished with this report:
Exhibit No.	Description
10.1	Purchase Agreement dated as of May 20, 2011 between Glowpoint, Inc. and Avaya Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011 By:	Glowpoint, Inc. /s/ John R. McGovern

Name: John R. McGovern
Title: Chief Financial Officer